EXHIBIT 10.1

Pilgrim’s Pride Corporation

Third Amendment To Amended and Restated Post-Petition Credit Agreement

This Third Amendment to Amended and Restated Post-Petition Credit Agreement (herein, the “Amendment”) is entered into as of July 15, 2009, among Pilgrim’s Pride Corporation, a Delaware corporation (the “Borrower”), as debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, the direct and indirect Domestic Subsidiaries of the Borrower party to this Amendment and To-Ricos, Ltd., a Bermuda company (“To-Ricos”) and To-Ricos Distribution, Ltd., a Bermuda company (“To-Ricos Distribution”), as Guarantors, each as debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, the Lenders party hereto, and Bank of Montreal, a Canadian chartered bank acting through its Chicago branch,  as DIP Agent for the Lenders.

Preliminary Statements

A.The Borrower, the Guarantors from time to time parties thereto, the Lenders and the DIP Agent are parties to that certain Amended and Restated Post-Petition Credit Agreement dated as of December 31, 2008, as heretofore amended (the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.The Borrower and the Required Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth in this Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.Amendments To Credit Agreement.

Upon satisfaction of all of the conditions precedent specified in Section 2 hereof the Credit Agreement shall be amended as follows:

Section 1.1.Section 4.3 of the Credit Agreement shall be amended by adding the following sentence thereto as the last sentence thereof:

“The Collection Accounts may consist of deposit accounts maintained by the Debtors with the DIP Agent or any affiliate thereof that are fully insured by the Federal Deposit Insurance Corporation, Pledged Deposit Accounts and Pledged Government Securities Accounts.”

Section 1.2.Section 4.4(a) of the Credit Agreement shall be amended by adding the following sentence thereto as the last sentence thereof:

“The Cash Collateral Accounts may consist of deposit accounts maintained by the Debtors with the DIP Agent or any affiliates thereof that are fully insured by the Federal Deposit Insurance Corporation, Pledged Deposit Accounts and Pledged Government Securities Accounts.”

Section 1.3.Section 5.1 of the Credit Agreement shall be amended by adding the following definitions thereto in alphabetical order:

“Customer Hedging Contracts” commodity hedging arrangements entered into at the request or direction of a customer or with the prior written approval of the Required Lenders in each case with financial institutions or on a recognized commodity exchange in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes.

“Permitted Hedging Contracts” means any forward contract, futures contract, options contract and other similar agreements relating to feed ingredients used by the Borrower and its Subsidiaries in their business (other than Customer Hedging Contracts) that satisfies each of the following requirements: (a) it is traded on a recognized commodity exchange, (b) it is held in a commodity account maintained by the Borrower with a futures commission merchant that is a Lender, an Affiliate of a Lender or a commodities broker or financial institution reasonably acceptable to the DIP Agent in each case that is subject to a commodity account control agreement satisfactory in form and substance to the DIP Agent among the Borrower, such futures commission merchant and the DIP Agent, (c) the expiration date of such contract is no later than the later of (i) March 21, 2010, or (ii) such later date as the DIP Agent shall agree in writing, (d) on the trade date of such contract, the Borrower and its Subsidiaries do not have open  forward, futures or options positions in the subject commodity (excluding open positions under Customer Hedging Contracts) in excess of fifty percent (50%) of the Borrower's expected usage of such commodity in the ordinary course of business of the Borrower and its Subsidiaries for the period beginning on such trade date and ending on the expiration date of such contract, (e) it has been approved in accordance with the Borrower's commodity price risk management guidelines, and (f) it is entered into in the ordinary course of business to protect the Borrower and its Subsidiaries against fluctuations in the price of such feed ingredients and not for speculative purposes.

“Pledged Deposit Account” means an interest bearing deposit account that (a) is maintained by the Borrower with an institution located in the United States of America that is acceptable to the DIP Agent, (b) is fully insured by the Federal Deposit Insurance Corporation without limit as to the amount of such insurance, and (c) is subject to the terms of a deposit account control agreement satisfactory in form and substance to the DIP Agent among the Borrower, the DIP Agent and such institution.

“Pledged Government Securities Account” means a securities account that (a) is maintained by the Borrower with the DIP Agent, an affiliate of the DIP Agent or a securities intermediary located in the United States of America that is acceptable to the DIP Agent, (b) is subject to a securities account control agreement satisfactory in form and substance to the DIP Agent among the DIP Agent, the Borrower and the securities intermediary, and (c) contains no investments except investments permitted by Section 8.9(a) and (b) hereof.

Section 1.4.Section 8.5 of the Credit Agreement shall be amended by replacing the period appearing at the end of subsection (p) thereof with “; and” and by adding the following provision thereto as subsection (q) thereof:

(q)on Friday of each week, commencing August 14, 2009, a position report showing in reasonable detail, as of last day of the preceding week, the amount of each commodity that is subject to a Permitted Hedging Contract, the latest expiration date of all Permitted Hedging Contracts then outstanding, the percentage of the Borrower's expected usage of each feed ingredient in the ordinary course of business of the Borrower and its Subsidiaries subject to open positions under such contracts during the period beginning on such date and ending on the latest expiration date of all Permitted Hedging Contracts then outstanding, and the aggregate amount of all margin provided or required to be provided to futures commission merchants with respect to such Permitted Hedging Contracts, certified by chief financial officer or chief restructuring officer of the Borrower or another officer of the Borrower acceptable to the DIP Agent.

Section 1.5.Section 8.8 of the Credit Agreement shall be amended  by replacing the period appearing at the end of subsection (z) thereof with “; and” and by adding the following provision thereto as subsection (aa) thereof:

(aa)Liens on Permitted Hedging Contracts, all margin provided or required to be provided by the Borrower or its Subsidiaries with respect to Permitted Hedging Contracts, all of the Borrower’s or its Subsidiaries’ rights relating thereto and all proceeds thereof granted to the futures commission merchant with which such Permitted Hedging Contracts are maintained to secure the Borrower’s obligations with respect to such Permitted Hedging Contracts, which Liens shall be prior to the Lien of the DIP Agent therein.

Section 1.6.Section 8.25 of the Credit Agreement shall be amended to read as follows:

Section 8.25Restriction on Hedging.  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into any interest rate, foreign currency or commodity hedging agreements or arrangements other than (a) Customer Hedging Contracts and (b) Permitted Hedging Contracts; provided that the aggregate amount of all margin required to be provided by the Borrower with respect to all Permitted Hedging Contracts shall not exceed $100,000,000 at any time.

Section 1.7.The Borrower and the Lenders agree that the DIP Commitments are hereby permanently reduced by $100,000,000, which reduction shall reduce each Lender’s DIP Commitment ratably in accordance with its Percentage of such reduction amount.

Section 2.Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

Section 2.1.The Borrower, the Guarantors and the Required Lenders shall have executed and delivered this Amendment.

Section 2.2.Each of the representations and warranties set forth in Section 6 of the Credit Agreement shall be true and correct in all material respects, except to the extent the same expressly relate to an earlier date in which case they shall remain true and correct in all material respects as of such earlier date.

Section 2.3.The Borrower shall be in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

Section 2.4.The Bankruptcy Court shall have entered an order authorizing the execution and delivery of this Amendment.

Section 3.Representations And Warranties.

Section 3.1.The Borrower, by its execution of this Amendment, hereby certifies and warrants the following:

(a)each of the representations and warranties set forth in Section 6 of the Credit Agreement is true and correct in all material respects as of the date hereof, except to the extent the same expressly relate to an earlier date in which case they shall remain true and correct in all material respects as of such earlier date; and

(b)the Borrower is in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Default has occurred and is continuing thereunder.

Section 4.Miscellaneous.

Section 4.1.Except as specifically amended herein the Credit Agreement shall continue in full force and effect.  Reference to this specific Amendment need not be made in any note, documents, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Notes, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

Section 4.2.As an additional inducement to and in consideration of the Lenders’ acceptance of this Amendment each of the Guarantors hereby acknowledges the execution of the foregoing Amendment by the Borrower and agrees that this acknowledgement is not required under the terms of the Guaranty and that the execution hereof by the Guarantors shall not be construed to require the Lenders to obtain their acknowledgement or consent to any future amendment, modification or waiver of any term of the Credit Agreement except as otherwise provided in the Guaranty.  Each of the Guarantors hereby agree that the Guaranty shall apply to all indebtedness, obligations and liabilities of the Borrower and the Guarantors to the Lenders under the Credit Agreement as amended by this Amendment.  Each Guarantor further acknowledges and agrees that the Guaranty shall be and remain in full force and effect.

Section 4.3.This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same Agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  This Amendment shall be governed by the internal laws of the State of Illinois.

[Signature pages to follow]

This Third Amendment to Amended and Restated Post-Petition Credit Agreement is entered into as of the date and year first above written.

“Borrower”

Pilgrim’s Pride Corporation, as debtor and debtor-in-possession

By/s/ Richard A. Cogdill

Name:  Richard A. Cogdill
Title:  Chief Financial Officer

“Guarantors”

PFS Distribution Company, as debtor and debtor-in-possession

By/s/ Richard A. Cogdill

Name:  Richard A. Cogdill
Title:  Chief Financial Officer

PPC Transportation Company, as debtor and debtor-in-possession

By/s/ Richard A. Cogdill

Name:  Richard A. Cogdill
Title:  Chief Financial Officer

Pilgrim’s Pride Corporation of West Virginia, Inc., as debtor and debtor-in-possession

By/s/ Richard A. Cogdill

Name:  Richard A. Cogdill
Title:  Chief Financial Officer

PPC Marketing, Ltd., as debtor and debtor-in-possession

By/s/ Richard A. Cogdill

Name:  Richard A. Cogdill
Title:  Chief Financial Officer

To-Ricos, Ltd., as debtor and debtor-in-possession

By/s/ Richard A. Cogdill

Name:  Richard A. Cogdill
Title:  Chief Financial Officer

To-Ricos Distribution, Ltd., as debtor and debtor-in-possession

By/s/ Richard A. Cogdill

Name:  Richard A. Cogdill
Title:  Chief Financial Officer

Pilgrim’s Pride Corporation
Signature Page to Third Amendment to Amended and Restated Post-Petition Credit Agreement

“DIP Agent, Swing Line Lender and L/C Issuer”

Bank of Montreal, as a Lender, Swing Line Lender, L/C Issuer and as DIP Agent

By/s/ Barry W. Stratton

Barry W. Stratton
Managing Director

Pilgrim’s Pride Corporation
Signature Page to Third Amendment to Amended and Restated Post-Petition Credit Agreement

“Lenders”

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland” New York Branch

By/s/ Brett Delfino
Its Executive Director

By/s/ John McMahon
Its Managing Director

U.S. Bank National Association

By/s/ Dale L. Welke
Its: Vice President

Wells Fargo Bank National Association

By/s/ Roger Fruendt
Its Senior Vice President

ING Capital LLC

By/s/ Lina A. Garcia
Its Director

CALYON New York Branch

By/s/ Mark Koneval
Its Managing Director

By/s/ Alan Sidrane
Its Managing Director

Natixis New York Branch

By/s/ Alisa Trani
Its Associate Director

By/s/ Stephen A. Jendras
Its Managing Director

SunTrust Bank

By/s/ Janet R. Naifeh
Its Senior Vice President

First National Bank of Omaha

By
Its

Pilgrim’s Pride Corporation
Signature Page to Third Amendment to Amended and Restated Post-Petition Credit Agreement